As filed with the Securities and Exchange Commission on November 19, 2004.
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                      -------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                           GENERAL MOTORS CORPORATION
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          STATE OF DELAWARE                         38-0572515
    ---------------------------------           ---------------------
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

    300 Renaissance Center,
      Detroit, Michigan                                48265-3000
 ----------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


               THE GMAC MORTGAGE GROUP DEFERRED COMPENSATION PLAN
                             FOR EXECUTIVE EMPLOYEES
            ---------------------------------------------------------
                            (Full title of the plan)

                    PETER R. BIBLE, CHIEF ACCOUNTING OFFICER
                           General Motors Corporation
              300 Renaissance Center, Detroit, Michigan 48265-3000
                                 (313) 556-5000
          -------------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                                 GENERAL MOTORS
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed       Proposed
                                      Maximum         Maximum
Title of               Amount         Offering      Aggregated      Amount of
securities             To be          Price per      Offering      Registration
To be registered     Registered        Share*         Price*           Fee
--------------------------------------------------------------------------------
Deferred
Compensation
  Obligations        $20,000,000        100%        $20,000,000     $2,534.00


Interests in the GMAC
  Mortgage Group
  Deferred Compensation Plan
  For Executive Employees**

================================================================================
 * Estimated solely for the purpose of determining the registration fee.
** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Annual Report on Form 10-K for the year-ended December 31, 2003, (hereinafter referred to as the "2003 Form 10-K") filed by General Motors Corporation (hereinafter sometimes referred to as "General Motors" or the "Corporation") pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, (hereinafter referred to as the "1934 Act") with the Securities and Exchange Commission (hereinafter referred to as the "Commission");

         (b)(1) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 filed by the Corporation pursuant to Section 13(a) or 15(d) of the 1934 Act; and (2) The Current Reports on Form 8-K filed January 5, 2004, January 8, 2004*, January 20, 2004*(2), February 3, 2004, February 4, 2004, March 2, 2004, March 30, 2004*, April 1,
2004, April 20, 2004*(2), April 30, 2004, May 4, 2004, May 20, 2004, June 2,
2004, June 15, 2004*, June 16, 2004* (amendment), July 1, 2004, July 21,
2004*(2), August 3, 2004, September 1, 2004, October 1, 2004, October 5, 2004,
October 6, 2004 (amendment), October 14, 2004(2*)(2), October 18, 2004, October 26, 2004, November 3, 2004, November 5, 2004, November 10, 2004(2), and November 17, 2004 were filed by the Corporation pursuant to Section 13(a) or 15(d) of the 1934 Act; and

         (c) the description of General Motors common stock, $1-2/3 par value (hereinafter referred to as "$1-2/3 par value common stock"), contained in Article Fourth of the General Motors Corporation Restated Certificate of Incorporation filed March 1, 2004 as Exhibit 3 filed pursuant to Section 13(a) or 15(d) of the 1934 Act.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the $1-2/3 par value common stock offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick owns shares of $1-2/3 par value common stock and has options to purchase additional shares of $1-2/3 par value common stock.












-----------------------------------

* This asterisk indicates Reports submitted to the Securities and Exchange Commission which include information "furnished" pursuant to Items 9 or 12 (prior to August 23, 2004), or Items 2.02 or 7.01 (after August 22, 2004) of Form 8-K, which pursuant to General Instruction B of Form 8-K is not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934. The information furnished pursuant to Items 2.02 or 7.01 in such reports is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, is not incorporated into this Report on Form S-8 and GM does not intend to incorporate these reports by reference into any filing under the Securities Act or the Exchange Act.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Restated Certificate of Incorporation, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article Fifth of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or member of any other corporation, partnership, joint venture, trust, organization, or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article Fifth of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article Fifth of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article Fifth of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article Fifth of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article Fifth of the By-Laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the abovementioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

                               PART II (concluded)


Item 8.  Exhibits.

Exhibit Number                                                       Page No.
--------------                                                       --------

(4)(a)         General Motors Corporation Restated Certificate
               of Incorporation, restated and filed March 1, 2004,
               included at Exhibit 3.i of Annual Report on Form 10-K
               for the year ended December 31, 2003, filed on
               March 11, 2004                                            N/A

(4)(b)         By-Laws of General Motors Corporation, as amended
               February 29, 2004, included at Exhibit 3.ii of
               Annual Report on Form 10-K for the year ended
               December 31, 2003, filed on March 11, 2004                N/A

(5)(a)         Opinion and consent of Martin I. Darvick, Attorney,
               Legal Staff of General Motors, in respect of the
               legality of the securities to be registered hereunder    II-8

(b) The registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the
               Internal Revenue Service ("IRS") in a timely manner
               and has made or will make all changes required by the
               IRS in order to qualify the Plan                          N/A

(23)(a)        Consent of Independent Registered Public Accounting
               Firm - Deloitte & Touche LLP                             II-9

(b)            Consent of Martin I. Darvick, Attorney, Legal Staff
               of General Motors, included in Exhibit 5(a) above         N/A


Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 5, 2004.


                                          GENERAL MOTORS CORPORATION
                                          ---------------------------
                                          (Registrant)

                                      By: /s/G. RICHARD WAGONER, JR.
                                          ---------------------------
                                          G. Richard Wagoner, Jr.
                                          Chairman and Chief Executive Officer


   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on this 5th day of October 2004 by the following persons on behalf of the Registrant and in the capacities indicated.

     Signature                                 Title
     ---------                                 -----

/s/G. RICHARD WAGONER, JR.                Chairman and Chief Executive Officer
-------------------------
(G. Richard Wagoner, Jr.)

/s/JOHN M. DEVINE                         Vice Chairman and
-----------------
(John M. Devine)                          Chief Financial Officer

/s/WALTER G. BORST                        Treasurer
------------------
(Walter G. Borst)

/s/PAUL W. SCHMIDT                        Controller
------------------
(Paul W. Schmidt)

/s/PETER R. BIBLE                         Chief Accounting Officer
-----------------
(Peter R. Bible)

                             SIGNATURES - concluded


     Signature                                 Title
     ---------                                 -----

/s/PERCY BARNEVIK                         Director
-----------------
(Percy Barnevik)


/s/JOHN H. BRYAN                          Director
----------------
(John H. Bryan)


/s/ARMANDO M. CODINA                      Director
--------------------
(Armando Codina)


/s/GEORGE M.C. FISHER                     Director
---------------------
(George M.C. Fisher)


/s/KAREN KATEN                            Director
--------------
(Karen Katen)


/s/KENT KRESA                             Director
-------------
(Kent Kresa)


/s/ELLEN J. KULLMAN                       Director
-------------------
(Ellen J. Kullman)


/s/ALAN G. LAFLEY                         Director
-----------------
(Alan G. Lafley)


/s/PHILIP A. LASKAWY                      Director
--------------------
(Philip A. Laskawy)


/s/E. STANLEY O'NEAL                      Director
--------------------
(E. Stanley O'Neal)


/s/ECKHARD PFEIFFER                       Director
-------------------
(Eckhard Pfeiffer)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 5, 2004.



                                                 THE GMAC MORTGAGE GROUP
                                               ---------------------------
                                               DEFERRED COMPENSATION PLAN
                                                 FOR EXECUTIVE EMPLOYEES
                                                         (Plan)


                                         By   /s/DAVID C. WALKER
                                              ----------------------------------
                                              (David C. Walker,
                                              Chief Financial Officer -
                                              Mortgage Group)